SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 1996

                      NATIONAL AFFILIATED CORPORATION

(State or other jurisdiction   (Commission      (IRS Employer
    of incorporation)          File Number)   Identification No.)

       LOUISIANA                 0-13538          72-0947819



     1500 Lee Street, Suite A, Alexandria, LA  71301

Registrant's telephone number, including area code (318) 473-4355

Item 5.   Other Events

     National Affiliated Corporation has entered into a stock purchase agreement with The Southern Group. The Southern Group has agreed to purchase 10,335,045 authorized but currently unissued stock of National Affiliated Corporation. The price will be approximately $6,800,000.

     The Southern Group is currently in the process of completing the regulatory requirements for the stock purchase. We expect the transaction to be approved and to close in the first quarter of 1996.

     This transaction when completed will add approximately $6.8 million of additional capital to National Affiliated Corporation. The agreement requires that 50% of the additional capital be contributed to National Affiliated Investors Life Insurance Company, a wholly owned subsidiary of National Affiliated Corporation.

Item 7.   Financial Statement and Exhibits

     (c)  Exhibits

     Exhibit 2      Stock Purchase Agreement
     Exhibit 99     Press Release



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   NATIONAL AFFILIATED CORPORATION





Date:   January 25,  1996          ______________________________
                                   Edward A. Carroll, President

*Print name and title of the signing officer under his signature.